Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of our report dated June 19, 2012, relating to the combined financial statements and financial statement schedule of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd. (renamed Pentair Ltd. on September 14, 2012), appearing in Pentair Ltd.’s Current Report on Form 8-K dated September 28, 2012.

/s/ Deloitte & Touche LLP
New York, New York
June 3, 2014